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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 22, 2008

                                  AcuNetx, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

            Nevada                     0-27857                 88-0249812
 ----------------------------       -------------         -------------------
 (State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)

                         2301 W. 205th Street, Suite 205
                               Torrance, CA 90501
                               ------------------
                    (Address of principal executive offices)

              The Company's telephone number, including area code:

                                 (310) 328-0477



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SECTION 5 -CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         On July 22, 2008, the Board of Directors appointed Steve Butler to fill a vacancy on the Board of Directors.

         Mr. Butler, age 48, has been President and Chief Executive Officer of Denver Management Advisors, a compensation and benefits consulting firm, since 2007. Between 2005 and 2007 he was Chief Executive Officer of Startek, Inc. a NYSE-listed business process outsourcing firm. Between 2002 and 2004 he was President and Chief Executive Officer of S. D. Butler Financial Consulting Services, LLC, which provided consulting services to start-up businesses. Mr. Butler has also served as Chief Executive Officer and Chief Financial Officer of Verado, Inc., a NASDAQ listed data center company, and as Managing Director of Finance and Treasurer of United Pan-Europe Communications, a Netherlands-based cable television service provider.

         On the same date the Board of Directors appointed Alexander P. Limbert to serve as Chief Financial Officer of the Company.

         Mr. Limbert, age 38, has been a principal of AP Limbert, CPA, a certified public accounting firm in Torrance, California, since 2000. Between 2001 and 2006 he also served as a Corporate Tax Analyst for CCH. Prior to that he was a Senior Financial Auditor for Deloitte & Touche, and was employed by the Ministry of Education of Japan as an English language teacher.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         AcuNetx, Inc., a Nevada corporation

                                         By: /s/ Robert S. Corrigan
                                             ------------------------------
                                             Robert S. Corrigan, President

Date: July 25, 2008